UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

ViacomCBS Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VIACOMCBS INC.

1515 Broadway

New York, New York 10036

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD ON MONDAY, MAY 18, 2020

The following Notice of Change of Location updates the Notice of Annual Meeting and Proxy Statement (the “Proxy Statement”) of ViacomCBS Inc. (the “Company”) filed with the Securities and Exchange Commission on April 3, 2020 and made available to the stockholders of the Company, in connection with its Annual Meeting of Stockholders to be held on Monday, May 18, 2020. Except as amended by the information contained in this supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF VIACOMCBS INC. ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MONDAY, MAY 18, 2020

To ViacomCBS Inc. Stockholders:

As part of our precautions regarding COVID-19 and for the health and safety of our stockholders, directors and employees, NOTICE IS HEREBY GIVEN that the location and format of the Annual Meeting of Stockholders (the “Annual Meeting”) of ViacomCBS Inc. (the “Company”) has been changed. The Annual Meeting will continue to be held on Monday, May 18, 2020 at 9:00 a.m., Eastern Daylight Time, as we previously announced. However, it will now be a completely virtual meeting, conducted only via live webcast at the following website: www.virtualshareholdermeeting.com/VIAC2020. Access to the website will begin at 8:45 a.m., Eastern Daylight Time. We encourage you to access the Annual Meeting website prior to the meeting start time. You will not be able to attend the Annual Meeting in person.

As described in the Company’s Notice of Annual Meeting and Proxy Statement (the “Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2020 and made available to the stockholders of the Company, you are entitled to attend the Annual Meeting if you were a holder of our common stock as of the close of business on March 23, 2020.

To be admitted to the Annual Meeting webcast at the website provided above, holders of our Class A Common Stock should enter the 16-digit control number found on your Notice of Internet Availability of Proxy Materials, or on the proxy card or voting instruction card that accompanied your proxy materials. Any others, including holders of our Class B Common Stock, may attend the meeting as a guest by following the instructions for doing so provided on the Annual Meeting website.

Holders of our Class A Common Stock may vote during the Annual Meeting by following the instructions on the Annual Meeting website once you enter the meeting. As always, even if you plan to attend the Annual Meeting, we encourage you to submit your proxy and vote your shares prior to the Annual Meeting. As described in the Proxy Statement and other proxy materials, you may vote by telephone, through the Internet or by returning the proxy card or voting instruction card previously distributed with your proxy materials. If you have already voted, there is no need to vote again unless you wish to change your vote.

Holders of our Class A Common Stock and Class B Common Stock may submit questions in advance of the meeting, from 9:00 a.m., Eastern Daylight Time, on May 11, 2020 until 5:00 p.m., Eastern Daylight Time, on May 14, 2020, by visiting www.proxyvote.com, entering your 16-digit control number and following the instructions. Class A stockholders may also submit questions during the meeting by following the instructions on the Annual Meeting website once you enter the meeting.

A complete list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any Class A stockholder during the meeting by following the instructions on the Annual Meeting website once you enter the meeting.

By order of the Board of Directors,

Executive Vice President, General Counsel and Secretary
May 8, 2020